Exhibit 1.01

Stoneridge, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2020

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2020 by Stoneridge, Inc. and its subsidiaries (collectively, the “Company” or “we”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Conflict Minerals Rule”), and 1.01(c) of Form SD. The Conflict Minerals Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by Section 1502 Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Conflict Minerals Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals have been defined as tin, tantalum, tungsten and gold. The Company is committed to complying with the requirements regarding the use of Conflict Minerals under Section 1502 of the Dodd-Frank Act and the related rules issued by the SEC.

If a SEC registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources, it must submit a Form SD which describes the reasonable country of origin inquiry completed by the SEC registrant. If a SEC registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in any of the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the SEC registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody.

Forward-Looking Statements

Forward-looking statements contained in this CMR are made based on known events and circumstances at the time of release and, as such, are subject in the future to unforeseen uncertainties and risks. Statements in this CMR which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s compliance efforts and expected actions identified in this CMR. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other matters, the Company’s customers’ requirements to use certain suppliers, the Company’s suppliers’ responsiveness and cooperation with the Company’s due diligence efforts, the Company’s ability to implement improvements in its conflict minerals program and the Company’s ability to identify and mitigate related risks in its supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see the Company’s other filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021. The Company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.

1.	COMPANY OVERVIEW

The Company is a global designer and manufacturer of highly engineered electrical and electronic systems, components and modules, primarily for the automotive, commercial, off-highway, motorcycle and agricultural vehicle markets. Our products and systems are critical elements in the management of mechanical and electrical systems to improve overall vehicle performance, convenience and monitoring in areas such as emissions control, fuel efficiency, safety, security and intelligence. The Company’s business and products are more fully described on the Company’s public website (www.stoneridge.com).

This CMR relates to the Company’s process undertaken with respect to the products that were manufactured or contracted to be manufactured during calendar year 2020 that may contain Conflict Minerals. Assessing the commercial vehicle and automotive industry supply chain is a very complex, interdependent undertaking. As a result, we rely on our direct suppliers to provide the Company with information about the source of Conflict Minerals contained in their parts/products and their downstream supplier products.

The following is a list of our products for which source of origin information was solicited from our Company’s suppliers regarding Conflict Minerals content or Conflict Minerals use in products, components or parts supplied to the Company:

Actuators, sensors, switches, connectors, driver information systems, camera-based vision systems, connectivity and compliance products, electronic control units, vehicle tracking devices, vehicle security alarms and convenience accessories, in-vehicle audio and infotainment devices and telematics devices.

2.	DETERMINATION OF PRODUCTS LIKELY TO CONTAIN CONFLICT MINERALS

The Company has determined that Conflict Minerals necessary to the functionality or production of its products were likely present in some products, components or parts purchased from our suppliers.

3.	REASONABLE COUNTRY OF ORIGIN INQUIRY

The Company does not purchase Conflict Minerals directly from smelters or mines in the Covered Countries, but purchases parts and components from suppliers that may contain Conflict Minerals, and therefore is several levels removed from the actual mining and smelting of Conflict Minerals. After our initial assessment that some supplier parts likely contain Conflict Minerals, we conducted a reasonable country of origin inquiry (“RCOI”) to determine which products, components or parts purchased by the Company contain Conflict Minerals and whether such Conflict Minerals originated in the Covered Countries.

We rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us, including sources of Conflict Minerals that are supplied to them from other suppliers. We engaged iPoint to contact each of our suppliers (whose products had the potential to contain Conflict Minerals), using the iPoint Conflict Minerals Platform (“iPCMP”), and asked them to provide information on (1) whether Conflict Minerals were present in the products, components or parts purchased from that supplier, (2) whether the source of the Conflict Minerals was from the Covered Countries and (3) if so, information about the smelters or refiners who directly purchased the Conflict Minerals in their supply chain and specific due diligence measures performed thereon. The tools used to conduct this survey were the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”) and the iPCMP. The due diligence framework used to support our reasonable country of origin inquiry, our outreach and data review process and our conclusions are discussed below in this Conflict Minerals Report.

4.	MANAGEMENT SYSTEMS AND DUE DILIGENCE FRAMEWORK

The Company designed its due diligence framework to conform with the five-step framework provided by The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, an internationally recognized due diligence framework.

A.	Establish Strong Company Management Systems
●	The Company identified a cross functional management team consisting of representatives from Procurement, Legal and Finance functions to oversee the Conflict Mineral program.
●	The Company has adopted a Conflict Minerals policy, which is available on our website: http://investors.stoneridge.com/investors/corporate_governance/governance-documents/.

●	The Company distributed communications by way of training/educational materials and/or contract provisions to its supply chain informing suppliers of their obligation for reporting and disclosure of Conflict Minerals.
●	The Company also leveraged the work performed by industry working groups to assist with interpretation and execution to the Dodd-Frank Act and OECD Due Diligence Framework.

B.	Identify and Assess Risks in Our Supply Chain
●	Based upon the size and complexity of our supply base, the various markets we participate in, and the number of products we provide, we took a supplier centric approach for inquiry based upon the nature of the material supplied and the likelihood of Conflict Mineral content.
●	Because the Company does not purchase Conflict Minerals directly from smelters or mines, the Company relies on our suppliers, whose components may contain Conflict Minerals, to provide us with information about the source of Conflict Minerals contained in the components supplied to us. Many of our direct suppliers are similarly reliant upon information provided by their suppliers.
●	The Company leveraged the RMI CMRT and iPCMP to conduct our inquiry and gather information for our due diligence efforts.
●	The Company evaluated all supplier responses, with particular emphasis on those with responses identified as high-risk.
C.	Design and Implement a Strategy to Respond to Identified Risks
●	The Company designed a risk mitigation and corrective action plan through which the due diligence activities have been performed.
●	The Company performed periodic management tracking of supplier responses or lack thereof.
●	Unresponsive suppliers or inadequate responses were addressed utilizing follow-up communications.
●	The Company evaluated responses and assessed smelter information provided against the RMI conflict-free smelters lists.
D.	Perform Independent Third-party Audit of Smelter/Refinery Due Diligence Practices
●	The Company does not have a direct relationship with Conflict Minerals smelters and refiners, and therefore has not performed audits of these entities within its supply chain. However, the Company supports audits conducted by third parties by urging our suppliers to gather information from their suppliers in order to accurately complete the CMRT.
●	The Company relies upon industry-wide efforts to encourage smelters to be audited and to provide certifications through RMI’s Responsible Minerals Assurance Process (“RMAP”) and tracks which smelters have been audited via RMI.
E.	Report Annually on Supply Chain Due Diligence
●	In compliance with SEC rules, as directed by the Dodd-Frank Act, the Company files a Form SD and this Conflict Minerals Report with the SEC by May 31 of each year, covering the period of the prior calendar year, and makes these documents available on our website.

5.	RESULTS OF REASONABLE COUNTRY OF ORIGIN INQUIRY EFFORTS

For the calendar year 2020, the Company contacted 351 suppliers, some numerous times, to provide RCOI information and received acceptable responses from 79.2% of them. The Company believes the slightly lower response rate for the reporting year 2020, as compared to 2019, is likely attributable to the impact of the current COVID-19 coronavirus pandemic.

Based on the information provided by our suppliers, the Company believes the smelters and refiners that may have been used to produce Conflict Minerals in the Company’s products include those listed in Item 7.

6.	STEPS TAKEN TO MITIGATE RISK

The Company will continually work towards a conflict mineral-free supply chain. The Company continues to be a member of the Responsible Minerals Initiative in order to enhance its due diligence framework. The Company regularly evaluates its due diligence program. In particular, the Company annually reviews the criteria used to select suppliers for inquiry and engages with our suppliers to identify the Conflict Minerals used within its supply chain, as well as the origin and chain of custody of those Conflict Minerals. The Company will continue to educate and train suppliers and encourage them to adopt their own Conflict Minerals program. The Company will also continue to communicate to its suppliers who have not satisfied our due diligence requests to provide complete and accurate responses and to perform due diligence procedures on their suppliers as well as promote that each of the smelters and refiners within their supply chain be certified. Finally, to the extent any Company supplier is found to be using not-yet-validated smelters and refiners within its supply chain, the Company intends to engage that supplier and re-communicate our requirement for suppliers to commit that parts supplied to the Company shall not be derived from sources that finance or benefit armed groups in the Covered Countries.

7.	SMELTER/REFINER INFORMATION AND COUNTRY OF ORIGIN

We believe that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in our products included the smelters/refiners listed below. The information in this list is an aggregation of data provided by our suppliers and not a confirmation of Conflict Minerals contained in our products.

*  Denotes that smelter or refiner has received a “conflict free” designation from the RMI’s RMAP audit program as of April 5, 2021.

Metal		Smelter or Refiner Name	Country
Gold	*	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	*	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	*	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	*	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	*	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	*	Asahi Pretec Corp.	JAPAN
Gold	*	Asaka Riken Co., Ltd.	JAPAN
Gold	*	Aurubis AG	GERMANY
Gold	*	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	*	Boliden AB	SWEDEN
Gold	*	C. Hafner GmbH + Co. KG	GERMANY
Gold	*	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	*	Cendres + Metaux S.A.	SWITZERLAND
Gold	*	Chimet S.p.A.	ITALY
Gold	*	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Metal		Smelter or Refiner Name	Country
Gold	*	DODUCO Contacts and Refining GmbH	GERMANY
Gold	*	Dowa	JAPAN
Gold	*	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	*	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	*	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	*	Heimerle + Meule GmbH	GERMANY
Gold	*	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	*	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	*	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	*	Istanbul Gold Refinery	TURKEY
Gold	*	Japan Mint	JAPAN
Gold	*	Jiangxi Copper Co., Ltd.	CHINA
Gold	*	Asahi Refining Canada Ltd.	CANADA
Gold	*	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	*	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	*	Kazzinc	KAZAKHSTAN
Gold	*	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	*	Kojima Chemicals Co., Ltd.	JAPAN
Gold	*	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	*	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	*	Materion	UNITED STATES OF AMERICA
Gold	*	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	*	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	*	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	*	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	*	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	*	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	*	Mitsubishi Materials Corporation	JAPAN
Gold	*	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	*	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	*	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	*	Nihon Material Co., Ltd.	JAPAN
Gold	*	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	*	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	*	PAMP S.A.	SWITZERLAND
Gold	*	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	*	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	*	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	*	Royal Canadian Mint	CANADA
Gold	*	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	*	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	*	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	*	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	*	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	*	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	*	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	*	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	*	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	*	Tokuriki Honten Co., Ltd.	JAPAN
Gold	*	Torecom	KOREA, REPUBLIC OF
Gold	*	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Metal		Smelter or Refiner Name	Country
Gold	*	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	*	Valcambi S.A.	SWITZERLAND
Gold	*	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	*	Yamakin Co., Ltd.	JAPAN
Gold	*	Yokohama Metal Co., Ltd.	JAPAN
Gold	*	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	*	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	*	Umicore Precious Metals Thailand	THAILAND
Gold	*	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	*	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	*	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	*	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	*	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	*	T.C.A S.p.A	ITALY
Gold	*	REMONDIS PMR B.V.	NETHERLANDS
Gold	*	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	*	Marsam Metals	BRAZIL
Gold	*	SAAMP	FRANCE
Gold	*	L'Orfebre S.A.	ANDORRA
Gold	*	8853 S.p.A.	ITALY
Gold	*	Italpreziosi	ITALY
Gold	*	SAXONIA Edelmetalle GmbH	GERMANY
Gold	*	WIELAND Edelmetalle GmbH	GERMANY
Gold	*	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	*	AU Traders and Refiners	SOUTH AFRICA
Gold	*	Bangalore Refinery	INDIA
Gold	*	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	*	Planta Recuperadora de Metales SpA	CHILE
Gold	*	Safimet S.p.A	ITALY
Gold	*	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	*	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	*	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	*	Metal Concentrators SA (PTY) Ltd.	SOUTH AFRICA
Tantalum	*	Asaka Riken Co., Ltd.	JAPAN
Tantalum	*	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	*	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	*	F&X Electro-Materials Ltd.	CHINA
Tantalum	*	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	*	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	*	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	*	LSM Brasil S.A.	BRAZIL
Tantalum	*	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	*	Mineracao Taboca S.A.	BRAZIL
Tantalum	*	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	*	NPM Silmet AS	ESTONIA
Tantalum	*	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	*	QuantumClean	UNITED STATES OF AMERICA
Tantalum	*	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	*	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	*	Taki Chemical Co., Ltd.	JAPAN
Tantalum	*	Telex Metals	UNITED STATES OF AMERICA

Metal		Smelter or Refiner Name	Country
Tantalum	*	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	*	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	*	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	*	FIR Metals & Resource Ltd.	CHINA
Tantalum	*	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	*	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	*	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	*	KEMET Blue Metals	MEXICO
Tantalum	*	H.C. Starck Co., Ltd.	THAILAND
Tantalum	*	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	*	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	*	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	*	H.C. Starck Ltd.	JAPAN
Tantalum	*	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	*	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	*	Global Advanced Metals Aizu	JAPAN
Tantalum	*	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	*	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	*	PRG Dooel	NORTH MACEDONIA
Tantalum	*	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tin	*	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	*	Alpha	UNITED STATES OF AMERICA
Tin	*	Dowa	JAPAN
Tin	*	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	*	Fenix Metals	POLAND
Tin	*	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	*	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	*	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	*	China Tin Group Co., Ltd.	CHINA
Tin	*	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	*	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	*	Mineracao Taboca S.A.	BRAZIL
Tin	*	Minsur	PERU
Tin	*	Mitsubishi Materials Corporation	JAPAN
Tin	*	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	*	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	*	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	*	PT Artha Cipta Langgeng	INDONESIA
Tin	*	PT Mitra Stania Prima	INDONESIA
Tin	*	PT Refined Bangka Tin	INDONESIA
Tin	*	PT Timah Tbk Kundur	INDONESIA
Tin	*	PT Timah Tbk Mentok	INDONESIA
Tin	*	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	*	Soft Metais Ltda.	BRAZIL
Tin	*	Thaisarco	THAILAND
Tin	*	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	*	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	*	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	*	Yunnan Tin Company Limited	CHINA
Tin	*	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	*	Melt Metais e Ligas S.A.	BRAZIL

Metal		Smelter or Refiner Name	Country
Tin	*	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	*	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	*	Resind Industria e Comercio Ltda.	BRAZIL
Tin	*	Metallo Belgium N.V.	BELGIUM
Tin	*	Metallo Spain S.L.U.	SPAIN
Tin	*	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	*	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	*	Geiju Fengming Metallurgy Co., Ltd.	china
Tin	*	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	*	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	*	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	*	PT Bangka Serumpun	INDONESIA
Tin	*	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	*	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	*	Luna Smelter, Ltd.	RWANDA
Tin	*	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	*	PT Babel Surya Alam Lestari	INDONESIA
Tin	*	PT Menara Cipta Mulia	INDONESIA
Tin	*	PT Prima Timah Utama	INDONESIA
Tin	*	PT Rajawali Rimba Perkasa	INDONESIA
Tin	*	PT Rajehan Ariq	INDONESIA
Tin	*	PT Stanindo Inti Perkasa	INDONESIA
Tungsten	*	A.L.M.T. Corp.	JAPAN
Tungsten	*	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	*	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	*	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	*	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	*	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	*	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	*	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	*	Japan New Metals Co., Ltd.	JAPAN
Tungsten	*	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	*	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	*	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	*	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	*	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	*	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	*	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	*	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	*	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	*	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	*	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	*	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	*	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	*	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	*	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	*	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	*	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	*	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten	*	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	*	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Metal		Smelter or Refiner Name	Country
Tungsten	*	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	*	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	*	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	*	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	*	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	*	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	*	ACL Metais Eireli	BRAZIL
Tungsten	*	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	*	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	*	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	*	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	*	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA